UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2012

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services — GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(615) 835-2749

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 19, 2012, Cliffs Natural Resources Inc. (“Cliffs”) announced that, effective January 5, 2013, it will idle two of the four production lines at its wholly-owned subsidiary, Northshore Mining Company (“Northshore”).  Cliffs explained that it is adjusting its 2013 operating plans for its North American iron ore businesses to align with expected sales volumes.  Cliffs noted that the “production decreases are driven by increased iron ore pricing volatility and lower North American steelmaking utilization rates.”  Cliffs did not announce how much total production or shipments at Northshore will be impacted in 2012 or 2013, stating only that “full-year 2013 expected sales volumes for U.S. Iron Ore remain unchanged at 19 to 20 million tons as previously disclosed by Cliffs.”  Cliffs also announced that the production curtailments at Northshore will impact approximately 125 employees at Northshore.

Mesabi Trust receives royalties based on the volume of shipments and the selling prices of iron ore products shipped by Northshore, the lessee/operator of the Mesabi Trust lands.  The Trustees of Mesabi Trust have not received any information regarding the estimated volume of shipments from Northshore during the remainder of 2012 or 2013.  Therefore, the Trust cannot predict what impact the recently announced production curtailment will have on the Trust’s future royalties to be received from Northshore.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains certain forward-looking statements with respect to iron ore pellet production, iron ore pricing, shipments by Northshore in 2013, royalty amounts, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  Actual production, prices and shipments of iron ore pellets, as well as actual royalty levels (including bonus royalties) could differ materially from current expectations due to inherent risks such as general and industry economic trends, uncertainties arising from war, terrorist events and other global events, higher or lower customer demand for steel and iron ore, environmental compliance uncertainties, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, indexing features in Cliffs customer agreements resulting in adjustments to royalties payable to the Trust and other factors.  Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to interim and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under Cliffs customer agreements to which the Trust is not a party and that are not known until after the end of a contract year.  It is possible that future negative price adjustments could offset, or even eliminate, royalties or royalty income that would otherwise be payable to the Trust in any particular quarter, or at year end, thereby potentially reducing cash available for distribution to the Trust’s Unitholders in future quarters.  Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Associate
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated: November 20, 2012